UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2014

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:                                                      (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 2, 2014 at the annual meeting, shareholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Ernst G. Hoyer as a director of the Company:
For         2,944,841                      Withheld                 102,756

Elected James H. Beeson as a director of the Company:
For         2,946,057                      Withheld                 101,540

Ratified the selection of Jones, Simkins LLC as the Company’s independent public accounting firm for the year ended December 31, 2014:
For         3,468,170                      Against                 14,737                      Abstentions                           10,854

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:
For         2,980,663                      Against                 49,989                      Abstentions                           16,945

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/06/2014	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO